Exhibit 10.3
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
CHANGE OF CONTROL EMPLOYMENT AGREEMENT
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CHANGE OF CONTROL EMPLOYMENT AGREEMENT (the “Change of Control Agreement”), by and between tw telecom inc., a Delaware corporation (the “Company”), and Tina Davis (the “Employee”), dated as of May 5, 2014 (this “Amendment”).
WHEREAS, the Company and the Employee previously entered into the Second Amended and Restated Change of Control Employment Agreement (the “Change of Control Agreement”), dated as of June 18, 2013 in connection with Employee’s promotion to the position of Senior Vice President and General Counsel;
WHEREAS, tw telecom holdings inc., a Delaware corporation (“Holdings”) and the Employee previously entered into the Amended and Restated Employment Agreement (the “Employment Agreement”) on June 18, 2013 (the “Employment Agreement Date”), with an initial term of three years from such date;
WHEREAS, concurrently with the execution of this Amendment, Holdings and the Employee will amend the Employment Agreement to change the initial term from three years to two years from the Employment Agreement Date;
WHEREAS, in order to reflect the original intent of the parties, the Company and the Employee now wish to amend the definition of “Change of Control Period” set forth in Section 1 of the Change of Control Agreement to change the initial term from the three-year anniversary of the Employment Agreement Date to the two-year anniversary of such date; and
WHEREAS, the Company desires to provide Employee with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of Employee will be satisfied and that such arrangements will be competitive with those of other corporations, and Employee is desirous of being employed by the Company’s subsidiary, Holdings, under the amended terms of the Change of Control Agreement.
NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used herein shall have the meanings assigned thereto in the Change of Control Agreement.
2.    Amendment. Section 1(b) of the Change of Control Agreement is hereby amended and restated in its entirety as follows:

(b) “Change of Control Period” means the period commencing on June 28, 2013 (the “Employment Agreement Date”) and ending on the two-year anniversary of the Employment Agreement Date; provided, however, that, commencing on the date two years after the Employment Agreement Date, and on each two-year anniversary of such date (such date and each two-year anniversary thereof, the “Renewal Date”), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least sixty (60) days prior to the Renewal Date, the Company shall give notice to the Employee that the Change of Control Period shall not be so extended; provided, however, that if during such sixty (60) day period prior to the Renewal Date, the Company has entered into a nondisclosure agreement with a third party for the purpose of conducting negotiations, and is in the process of conducting negotiations, with respect to a possible transaction, which, if consummated, would constitute a Change of Control, the Company may not give notice to the Employee of non-renewal unless Cause for termination exists within the meaning of Section 4(b) of this Agreement.
3.    Effectiveness. This Amendment shall be effective as of the date first written above.
4.    Limited Effect. Except as expressly provided herein, the Change of Control Agreement shall remain unmodified and in full force and effect.
5.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Change of Control Agreement to be executed as of the day and year first written above.

TINA DAVIS

/s/ Tina Davis

tw telecom inc.

By: /s/ Larissa Herda
Name: Larissa Herda
Title: Chairman and Chief Executive Officer